UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2006

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26339	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At the annual meeting of stockholders of Juniper Networks, Inc. (the "Company") held on May 18, 2006, the Company's stockholders approved the Juniper Networks, Inc. 2006 Equity Incentive Plan (the "2006 Plan"). A copy of the 2006 Plan and the forms of: (1) Stock Option Agreement, (2) Non-Employee Director Stock Option Agreement and (3) Notice of Grant and Restricted Stock Unit Agreement, as approved by the Company's Board of Directors for use under the 2006 Plan, are attached to this Report as exhibits.

In addition, pursuant to the terms of the 2006 Plan, each of the non-employee members of the Company’s Board of Directors was automatically granted an option to purchase 20,000 shares of the Company’s common stock on the date of the Company’s annual meeting of stockholders. The exercise price of each such option was equal to the closing price of the Company's common stock on May 18, 2006, or $16.10 per share. Each such option will vest in twelve equal installments on a monthly basis beginning on June 18, 2006, so long as the optionee continues to serve on the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(c)

Exhibit No. Description

10.1 Juniper Networks, Inc. 2006 Equity Incentive Plan

10.2 Form of Stock Option Agreement for the Juniper Networks, Inc. 2006 Equity Incentive Plan

10.3 Form of Non-Employee Director Stock Option Agreement for the Juniper Networks, Inc. 2006 Equity Incentive Plan

10.4 Form of Notice of Grant and Restricted Stock Unit Agreement for the Juniper Networks, Inc. 2006 Equity Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

May 24, 2006	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Juniper Networks, Inc. 2006 Equity Incentive Plan
10.2	Form of Stock Option Agreement for the Juniper Networks, Inc. 2006 Equity Incentive Plan
10.3	Form of Non-Employee Director Stock Option Agreement for the Juniper Networks, Inc. 2006 Equity Incentive Plan
10.4	Form of Notice of Grant and Restricted Stock Unit Agreement for the Juniper Networks, Inc. 2006 Equity Incentive Plan